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                                                                   EXHIBIT 10.16


                                 PROMISSORY NOTE

$720,000.00                      Westborough, MA               December 6, 1999

For value received, Beacon Education Management LLC, a Tennessee limited liability company (Borrower) promises to pay, on or before March 31, 2000, to the order of Hambrecht Revocable Trust (Lender), the sum of Seven Hundred Twenty Thousand Dollars or such other amounts may be advanced here against and hereafter be outstanding hereunder. Borrower shall also pay Lender interest at the rate of 8% per annum from the date funds are advanced to Borrower by Lender.

If the occurrence of any of the following shall constitute an event of default under this Note: (a) the failure of Borrower to make any payment when due under this or any other obligation to Lender (time of the essence of this Note); (b) the institution of the proceedings by Borrower under any state insolvency law or under any federal bankruptcy law; (c) the institution of proceedings against Borrower under any state insolvency law or under any federal bankruptcy law, if such proceedings are not dismissed within thirty (30) days; (d) Borrower's becoming insolvent or generally failing to pay its debts as they become due; (e) the instigation of legal proceedings against Borrower for the violation of a criminal statute or for failure to pay state or federal taxes; (f) the entry of a final judgment against Borrower that remains unsatisfied for five (5) days;
(g) Borrower's liquidation or cessation of business (h) the occurrence of a material change in the control or ownership of Borrower; (i) the occurrence of a default under the terms of any loan agreement, security agreement, deed of trust, or similar document to which Borrower is a party or to which any property securing this Note is subject; or (j) the occurrence of any event or presence of any condition that causes Lender in good faith to feel insecure regarding the likelihood of its receiving orderly and complete payment according to the terms of this Note.

Upon the occurrence of an event of default, as defined above, Lender may, at its option and without notice, declare all principal and interest provided for under this Note, and any other obligations of Borrower to Lender, to be presently due and payable, and Lender may enforce any remedies available to Lender under any documents securing or evidencing debts of Borrower to Lender. Lender may waive any default before or after it occurs and may restore this Note in full effect without impairing the right to declare it due for a subsequent default, this right being a continuing one. Upon default, the remaining unpaid principal balance of the indebtedness evidenced hereby and all expenses due Lender shall, at the option of Lender, bear interest at the rate stated above or at the highest rate permissible under applicable law.

Borrower agrees to pay reasonable attorney's fees and all court and other costs that Lender may incur in the course of efforts to collect the debt evidenced hereby.

The validity and construction of this Note shall be determined according to California law. If any provisions of this Note should for any reason be invalid or unenforceable, the remaining provisions thereof shall remain in full effect.

The provisions of this Note may be amended or waived only by instrument in writing signed by the Lender and Borrower and attached to this Note.

Beacon Education Management LLC

By:   /s/ William R. DeLoache, Jr.
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William R. DeLoache, Jr., Chairman